Exhibit 16


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August 27, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

COMMISSIONERS:

We have read the statements made by Procare America, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated August 27, 2002. We agree with the statements concerning our Firm in such Form 8-K to the best of our knowledge.

Sincerely,


                    /s/ WENTZEL BERRY WENTZEL & PHILLIPS, PA


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